                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                MAS Funds
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 same
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                   MAS FUNDS
                               ONE TOWER BRIDGE
                          WEST CONSHOHOCKEN, PA 19428

                                                                   July 1, 1999

To Our Shareholders

  The enclosed Proxy Statement for the MAS Funds High Yield Portfolio proposes an increase in advisory fees from 0.375% to 0.450%. The Proxy Statement includes important information relating to this proposal, introduced by a brief question-and-answer section. We encourage you to read the full proxy statement and return the proxy card at your earliest convenience.

  The Trustees of MAS Funds unanimously approved the increase in fees and recommend that shareholders vote "FOR" the proposal. Your immediate response will help prevent the need for additional solicitations. If you have any questions concerning the Proxy Statement, please call MAS Fund Services at 1-800-354-8185. A client service representative will be happy to assist you.

  Thank you for your consideration of this important proposal. PLEASE SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                    Sincerely,

                                    [SIGNATURE OF LORRAINE
                                    TRUTEN APPEARS HERE]

                                    Lorraine Truten
                                    President

                                   MAS FUNDS
                               ONE TOWER BRIDGE
                          WEST CONSHOHOCKEN, PA 19428

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          OF THE HIGH YIELD PORTFOLIO
                       TO BE HELD ON SEPTEMBER 16, 1999

                             ---------------------

TO THE SHAREHOLDERS OF THE HIGH YIELD PORTFOLIO:

  You are cordially invited to attend a special meeting of the Shareholders of the High Yield Portfolio (the "Portfolio") of MAS Funds (the "Fund") on September 16, 1999, at 10:00 a.m. (Eastern Time) or at any adjournment thereof (the "Special Meeting"), at the offices of Miller Anderson & Sherrerd, LLP, One Tower Bridge, West Conshohocken, PA 19428-0868. Shareholders of the Portfolio will be asked to consider the following proposals at the Special
Meeting:

    1. To approve or disapprove an amendment to the investment advisory agreement between the Fund and Miller Anderson & Sherrerd, LLP with respect to the High Yield Portfolio which would increase the investment advisory fee payable to Miller Anderson & Sherrerd, LLP; and

    2. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

  Shareholders of record of the Portfolio at the close of business on June 18, 1999 are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. The enclosed proxy card(s) will enable you to vote on the proposal. (You will receive a separate solicitation for each account you have with the Fund that has invested in the Portfolio.)

                                 By Order of the Board of Trustees

                                 [SIGNATURE OF RICHARD J. SHOCH APPEARS HERE]

                                 Richard J. Shoch
                                 Secretary
July 1, 1999
                             ---------------------

  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A POSTAGE PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE SO THAT YOU MAY RETURN YOUR PROXY CARD AS SOON AS POSSIBLE. iT IS MOST IMPORTANT AND IN YOUR INTEREST FOR YOU TO SIGN AND DATE YOUR PROXY CARD AND RETURN IT SO THAT A QUORUM WILL BE PRESENT AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE.

                             ---------------------

                PROXY STATEMENT QUESTION & ANSWER SECTION

Q. WHY AM I RECEIVING THIS PROXY STATEMENT? WHAT CHANGES ARE BEING PROPOSED FOR THE HIGH YIELD PORTFOLIO?

A. The Board of Trustees is recommending that Shareholders approve an amendment to the investment advisory agreement between the Fund and Miller Anderson & Sherrerd, LLP ("MAS") with respect to the High Yield Portfolio. The amendment would increase the investment advisory fee payable to MAS for the Portfolio.

  Investment advisory fees and total expense ratios (both on a gross basis) for the fiscal year ending September 30, 1999 are shown below on an actual and proposed basis:

                                                               EXISTING PROPOSED
                                                               -------- --------
   Investment Advisory Fee....................................  0.375%   0.450%
   Institutional Class Total Expense Ratio....................  0.498%   0.573%
   Investment Class Total Expense Ratio.......................  0.650%   0.725%
   Adviser Class Total Expense Ratio..........................  0.746%   0.821%

Q.  WHAT IS THE PURPOSE OF THE PROPOSED FEE INCREASE?

A. The current fee structure was developed before high yield was widely available as a stand-alone asset class. The growth of the market for high yield investments demands increased human and technological resources to remain a top industry performer. For example, the demand for talented analysts and need for increasingly complex technology has made high yield portfolio management more costly. The proposed fee structure will better support the infrastructure requirements inherent in managing and researching the increasingly broad array of eligible investments for the Portfolio and allow Miller Anderson & Sherrerd, LLP to maintain the high level of service our investors expect.

Q. HOW WILL THE PORTFOLIO'S TOTAL EXPENSE RATIO UNDER THE PROPOSED FEE STRUCTURE COMPARE WITH THE AVERAGE TOTAL EXPENSE RATIOS OF OTHER HIGH YIELD MUTUAL FUNDS?

A. The proposed total expense ratio for each of the three classes will remain considerably less than the average of the high yield mutual funds that comprise the Lipper High Yield Group Average. MAS remains committed to offering investment management with very competitive, institutional management fees. The proposed total expense ratio remains extremely competitive as indicated below:

                                                            TOTAL EXPENSE RATIO
                                                            -------------------
   MAS High Yield (Institutional Class)....................  0.573% (proposed)
   MAS High Yield (Investment Class).......................  0.725% (proposed)
   MAS High Yield (Adviser Class)..........................  0.821% (proposed)
   Lipper High Yield Group (257 funds) (as of 5/31/99).....  1.309% (average)

Q. HOW HAS THE HIGH YIELD PORTFOLIO PERFORMED RELATIVE TO OTHER HIGH YIELD MUTUAL FUNDS?

A. The Portfolio has consistently been one of the top performing High Yield mutual funds. The Portfolio's Institutional Class has outperformed its benchmark index, the Salomon High Yield Index, over the one, three, five, and ten-year and since inception periods through May 31, 1999 (see chart below). Of course, past performance is no guarantee of future results. The Adviser believes that much of the Portfolio's success can be credited to investment in a disciplined portfolio management strategy, experienced analysts and portfolio managers, and technologies used to analyze investments. The demands on the Adviser's resources continue to increase as the high yield investment universe becomes more competitive.

                         ANNUAL AVERAGE TOTAL RETURNS

                                          MORNINGSTAR                LIPPER HIGH
                                          HIGH YIELD                 YIELD GROUP
                      MAS FUNDS HIGH   UNIVERSE (AVERAGE   SALOMON   (AVERAGE OF
   TIME PERIOD       YIELD PORTFOLIO-   OF FUNDS IN THE     HIGH     FUNDS IN THE
   ENDING 5/31/99   INSTITUTIONALCLASS    UNIVERSE)*     YIELD INDEX   GROUP)**
   --------------   ------------------ ----------------- ----------- ------------
   One Year                 2.6%             (1.95)          0.7%       (1.70)
   Three Year              11.1%              7.68           9.2%        7.79
   Five Year               11.2%              8.44          10.1%        8.48
   Ten Year                11.2%              9.42          10.8%        9.41
   Since
     Inception
     (2/28/89)             11.1%               N/A          10.7%         N/A

  ----------
   * The number of funds included in the Morningstar High Yield Universe for the 1-, 3-, 5- and 10-year periods is 267, 154, 100 and 56, respectively.
  ** The number of funds included in the Lipper High Yield Group for the 1- , 3-, 5- and 10-year periods is 281, 158, 97 and 54, respectively.

    The Portfolio's returns are net of fees and assume the reinvestment of all dividends and income. Returns reflect past performance and are compared to an unmanaged market index. Past performance is not a guarantee of future results. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth either more or less than their original cost. Performance for the Investment and Adviser classes was lower than that of the Institutional Class due to their higher expense ratios.

Q.  WHY DO I NEED TO VOTE?

a. Your immediate response on the enclosed proxy card(s) will help prevent the need for any further solicitations for a Shareholder vote.

Q.  HOW DOES THE BOARD OF TRUSTEES SUGGEST THAT I VOTE?

A. After careful consideration, the Board of Trustees unanimously recommends that you vote "FOR" the proposal.

Q.  WHO IS PAYING FOR EXPENSES RELATED TO THE SHAREHOLDER MEETING?

A.  The Portfolio will pay for expenses relating to the meeting.

Q.  HOW DO I VOTE MY PROXY CARD?

A. You may use the enclosed postage-paid envelope or mail your proxy card(s) to:

  ADP Investor Communications Services
  51 Mercedes Way
  Edgewood, New Jersey 11717-8311

  To Vote By Internet:

  1.Read the Proxy Statement and have your Proxy Card at hand.

  2.Go to website www.proxyvote.com

  3.Enter the 12-digit Control Number found on your Proxy Card.

  4.Follow the simple instructions at the website.

  To Vote By Telephone (touch-tone only):

  1.Read the Proxy Statement and have your Proxy Card at hand.

  2.Call toll-free 1-800-690-6903.

  3.Enter the 12-digit Control Number found on your Proxy Card.

  4.Follow the simple recorded instructions.

Q.  WHOM DO I CALL IF I HAVE QUESTIONS?

A. We will be happy to answer your questions about the proxy solicitation. Please call us at 1-800-354-8185.

                                   MAS FUNDS
                               ONE TOWER BRIDGE
                          WEST CONSHOHOCKEN, PA 19428

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                              SEPTEMBER 16, 1999

  This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Trustees (the "Board") of MAS Funds (the "Fund"), for use at the Special Meeting of Shareholders of the High Yield Portfolio (the "Portfolio"), or at any adjournment thereof (the "Special Meeting"). The Special Meeting will be held on September 16, 1999, at 10:00 a.m. (Eastern Time) at the offices of Miller Anderson & Sherrerd, LLP, One Tower Bridge, West Conshohocken, PA 19428. The approximate mailing date of this proxy statement and accompanying form of proxy is July 1, 1999.

  The purpose of the Special Meeting is to consider an amendment to the investment advisory agreement between the Fund and Miller Anderson & Sherrerd, LLP (the "Adviser") with respect to the Portfolio as set forth in Proposal 1.

  Shareholders of record of the Portfolio on June 18, 1999 (the "Record Date") may participate and vote at the Special Meeting. Shareholders will be entitled to one vote for each share of the Portfolio ("Share") they hold and a fraction of a vote equal to the proportion of a full Share represented by any fractional Share they hold.

  THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT FOR ITS FISCAL YEAR ENDED SEPTEMBER 30, 1998 AND SEMI-ANNUAL REPORT FOR THE SIX MONTHS ENDED MARCH 31, 1999 TO ANY SHAREHOLDER REQUESTING SUCH REPORT. REQUESTS FOR THE ANNUAL AND SEMI-ANNUAL REPORTS SHOULD BE MADE IN WRITING TO MAS FUNDS, ONE TOWER BRIDGE, WEST CONSHOHOCKEN, PA 19428 OR BY CALLING 1-800-354-8185.

  On the Record Date, there were issued and outstanding 109,152,013.183 Shares of the Portfolio.

VOTING

  All properly executed proxies received prior to the Special Meeting will be voted at the Special Meeting in accordance with the instructions marked thereon. Proxies received prior to the Special Meeting on which no vote is indicated will be voted "FOR" the proposal as to which it is entitled to vote. Abstentions and proxies signed and returned by brokers without voting on a proposal ("broker non-votes") will not be counted for or against the proposal, but will be counted as votes present for purposes of determining a "majority of the outstanding Shares" present at the Special Meeting. Abstentions and broker non-votes, therefore, have the effect of counting against the proposal. Although

40% of the outstanding Shares entitled to vote on a proposal must be present in person or by proxy to have a quorum to conduct business at the Special Meeting, approval of the amendment to the investment advisory agreement requires the vote of a majority of the outstanding Shares of the Portfolio, as defined below.

  Shareholders who execute proxies may revoke them at any time before they are voted by sending the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

  The Board recommends that you cast your vote FOR approval of the amendment to the investment advisory agreement.

THE PROPOSAL: APPROVAL OF AN AMENDED ADVISORY AGREEMENT

GENERAL

  On May 27, 1999, the Trustees of the Fund, including all of the Trustees who are not "interested persons" of the Fund (the "Independent Trustees") within the meaning of the Investment Company Act of 1940 (the "1940 Act"), unanimously approved, subject to the approval of the shareholders of the Portfolio, an amendment to the investment advisory agreement between the Fund and the Adviser (the "Amended Advisory Agreement") that would increase the rate of the fee payable to the Adviser for managing the Portfolio. Under the investment advisory agreement currently in effect with respect to the Portfolio (the "Current Advisory Agreement"), the Portfolio pays the Adviser an annual investment advisory fee equal to 0.375% of the Portfolio's average daily net assets. The advisory fee is allocated proportionately among the outstanding classes of the Portfolio on the basis of their relative net asset values.

  Under the Amended Advisory Agreement, the Portfolio would pay the Adviser an annual investment advisory fee equal to 0.450% of the Portfolio's average daily net assets. The advisory fee would continue to be allocated among the outstanding classes of the Portfolio on the basis of their relative net asset values. The effect of this change is to increase the annual fee for each share class by 0.075%.

BOARD OF TRUSTEES' CONSIDERATIONS

  THE BOARD'S RECOMMENDATION. The Independent Trustees met on May 26, 1999 and the full Board of Trustees met on May 27, 1999 to consider the proposed increase in the Portfolio's investment advisory fee and its anticipated effects on the Portfolio. At the May 27th meeting, the Trustees, including all of the Independent Trustees, approved the increase in the advisory fee, subject to approval by the Portfolio's shareholders.

  The BOARD'S RESPONSIBILITIES. In determining whether to approve the proposed increase in the Portfolio's advisory fee, the Trustees, assisted by outside counsel, analyzed the proposal in light of their fiduciary duties as Trustees in order to determine whether the increase in the advisory fee is in the best interests of the Portfolio's shareholders. In addition to advising the Independent Trustees about their fiduciary duties, outside counsel assisted the Independent Trustees in analyzing the proposed fee increase and in evaluating the potential effects of the increase on the Fund.

  THE ADVISER'S MEMORANDUM TO THE BOARD. On April 26, 1999, in order to provide the Trustees with additional time for advance review of the proposal to increase the advisory fee for the Portfolio, the Adviser sent the Trustees an explanatory memorandum describing the Proposal. In its memorandum, the Adviser explained that the Portfolio's current fee structure does not adequately support the infrastructure required to manage and research the broad array of eligible investments for the Portfolio. The Adviser also provided information to assist the Trustees in their consideration of the Amended Advisory Agreement, including discussions of the development of the high yield market and the historical performance of the Portfolio, as well as a comparative analysis of expense ratios for comparable funds in the Morningstar High Yield Bond Universe.

  THE BOARD'S CONSIDERATION OF THE FEE INCREASE. The Trustees carefully considered and discussed the proposed increase at the meeting of the Independent Trustees held prior to the full Board meeting, and at the full Board meeting. The Trustees considered and discussed the following factors:
(i) the nature and quality of the advisory services rendered and the results achieved by the Adviser in the management of the Portfolio; (ii) the likely effect of the proposed fee on the Portfolio's performance relative to that of comparable mutual funds; (iii) the fact that the proposed advisory fee for the Portfolio would be competitive when compared to the advisory fees paid by comparable mutual funds, the effect of the proposed increase in the advisory fee on the Portfolio's expense ratio, the Portfolio's pro forma expense ratio and the expense ratios of comparable mutual funds; (iv) the costs borne by the Adviser in providing investment advisory services to the Portfolio; (v) the profits of the Adviser in providing services to the Portfolio; (vi) the effect of the proposed increase on the ability of the Adviser to attract and retain highly qualified personnel to manage the Fund; and (vii) the Adviser's view that the proposed fee structure represents a reasonable return to the Adviser and will not prevent the Fund from continuing to achieve a competitive performance. On the basis of these factors and all of the information obtained, the Trustees, including all of the Independent Trustees, determined that it is in the Fund's and the shareholders' best interests to approve the Amended Advisory Agreement.

COMPARISON OF THE CURRENT ADVISORY AGREEMENT AND THE AMENDED ADVISORY
AGREEMENT

  The Current Advisory Agreement was last approved on May 1, 1997 by shareholders of each portfolio of the Fund, including shareholders of the High Yield Portfolio, at a special meeting relating to the merger of the Adviser's then-parent corporation, Morgan Stanley Group Inc., and Dean Witter Discover & Co. Except for the increase in the amount of the High Yield Portfolio's advisory fee, the Amended Advisory Agreement is unchanged from the Current Advisory Agreement, which was last approved by the Board of Trustees on May 27, 1999.

  The Amended Advisory Agreement shall continue in effect for successive annual periods, provided that such continuation is approved by the Fund's Independent Trustees or by vote of the holders of a majority of a Portfolio's outstanding voting securities, as well as by a majority of the Fund's Trustees. The Amended Advisory Agreement may be terminated with respect to any portfolio at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Fund or by vote of a majority of the outstanding voting securities of the portfolio on 60 days' written notice to the Adviser. The Amended Advisory Agreement may be terminated by the Adviser at any time, without the payment of any penalty, upon 90 days' written notice to the Fund. The Amended Advisory Agreement will automatically terminate in the event of its assignment. The Amended Advisory Agreement is attached to this Proxy Statement as Exhibit A. The description of the Amended Advisory Agreement set forth in this Proxy Statement is qualified in its entirety by reference to Exhibit A.

  The Amended Advisory Agreement provides that Miller Anderson & Sherrerd, LLP, as Adviser thereunder, in return for its fee, will manage the investment and reinvestment of the assets of each portfolio of the Fund, subject to the control and supervision of the Fund's Board of Trustees and in conformance with the stated investment objectives and policies of each portfolio. In this regard, it is the Adviser's responsibility to make investment decisions for each portfolio and to place each portfolio's purchase and sale orders for investment securities. The Amended Advisory Agreement states that the Adviser will provide, at its own expense, adequate office space, furnishings, equipment, and personnel to perform its advisory services for the Fund.

  The Amended Advisory Agreement provides that, in the absence of (i) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties, (ii) reckless disregard by the Adviser of its obligations and duties, or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, the Adviser shall not be liable to the Fund, or to any Shareholder of the Fund, for any error of judgment, mistake of law or any other act or omission in connection with rendering services under the respective agreements, including for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of any portfolio of the Fund.

  The Adviser's services are not to be deemed exclusive. The Adviser and its officers are free to render investment advisory and other services to others, including other investment companies, and to engage in other activities, as long as its services to the Fund under the Amended Advisory Agreement are not impaired thereby. The Adviser's officers may serve as officers or Trustees of the Fund, and the Fund's officers or Trustees may serve as officers of the Adviser, to the extent permitted by law.

  The Fund currently is authorized to issue three classes of shares pursuant to a plan adopted by the Board of Trustees under Rule 18f-3 under the 1940 Act. These classes are designated as Institutional Class Shares, Investment Class Shares and Adviser Class Shares and differ in their purchase requirements and expenses charged. As of the record date, the Portfolio had outstanding Institutional, Investment and Adviser Class Shares.

  The following table compares the existing fees and expenses of the Portfolio's three classes under the Current Advisory Agreement for the fiscal year ended September 30, 1998, and the pro forma fees and expenses of each of those classes under the Amended Advisory Agreement. These figures have not been audited.

                      ANNUAL PORTFOLIO OPERATING EXPENSES
              (EXPENSES THAT ARE DEDUCTED FROM PORTFOLIO ASSETS)

                                                                         TOTAL
                                                                        ANNUAL
                                                 DISTRIBUTION            FUND
                                      MANAGEMENT   (12b-1)     OTHER   OPERATING
                                         FEES        FEES     EXPENSES EXPENSES
                                      ---------- ------------ -------- ---------
Institutional Class
  Existing...........................    .375%       None       .123%    .498%
  Pro Forma..........................    .450%       None       .123%    .573%
Investment Class
  Existing...........................    .375%       None       .275%*   .650%
  Pro Forma..........................    .450%       None       .275%*   .725%
Adviser Class
  Existing...........................    .375%       0.25%      .121%    .746%
  Pro Forma..........................    .450%       0.25%      .121%    .821%

---------------------

*   Includes shareholder servicing fees of .150%.

EXAMPLE

  This example is intended to help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. Assuming a hypothetical investment of $10,000, a 5% annual return and redemption at the end of each time period, an investor in the shares above would have paid transaction and operating expenses at the end of each year as follows:

                     INSTITUTIONAL CLASS   INVESTMENT CLASS    ADVISER CLASS
                     -------------------- ------------------ ------------------
                     EXISTING  PRO FORMA  EXISTING PRO fORMA EXISTING PRO FORMA
                     --------- ---------- -------- --------- -------- ---------
1 year..............   $ 51      $ 59       $ 66     $ 74      $ 76    $   84
3 years.............   $160      $184       $206     $232      $238    $  262
5 years.............   $279      $320       $358     $403      $415    $  456
10 years............   $626      $717       $802     $900      $926    $1,015

---------------------

THIS EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. aCTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

  For the fiscal year ended September 30, 1998, the aggregate fee paid by the Fund to the Adviser for investment advisory services on behalf of the Portfolio was $2,363,000. If the proposed fee had been in effect, the Adviser would have received $2,835,673, which equals a 20% increase over the fee that the Adviser actually received under the Current Advisory Agreement. These figures have not been audited.

THE ADVISER

  Miller Anderson & Sherrerd, LLP, a division of Morgan Stanley Dean Witter Investment Management, is the Adviser to the Fund. The Adviser is a Pennsylvania limited liability partnership founded in 1969 and is located at One Tower Bridge, West Conshohocken, Pennsylvania 19428. The Adviser provides investment services to employee benefit plans, endowment funds, foundations and other institutional investors and as of March 31, 1999 had approximately $62.4 billion in assets under management.

  The Adviser is an indirect wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"), a global financial services firm. The Adviser's general partner and the owner of 95% of its partnership interests is Morgan Stanley Dean Witter Investment Management Holdings, Inc. ("MSDWIMH"), a direct wholly-owned subsidiary of Morgan Stanley Dean Witter Investment Management Inc. MSDWIMH is also one of the Adviser's three limited partners. The other two limited partners of the Adviser are MSL Incorporated and MS Holdings Incorporated, which are both holding companies within MSDW's corporate structure and own the remaining 3% and 2% of the Adviser's partnership interests, respectively. The address for each of these entities is 1585 Broadway, New York, New York 10020.

  The following information is provided for the principal executive officers of the Adviser. It includes his or her name, position with the Adviser, and principal occupation. The address for each is One Tower Bridge, West Conshohocken, Pennsylvania 19428.

 NAME, POSITION WITH THE ADVISER PRINCIPAL OCCUPATION
 ------------------------------- --------------------
 Thomas L. Bennett, Managing     Portfolio Manager
   Director
 Robert J. Marcin, Managing      Portfolio Manager
   Director
 Gary G. Schlarbaum, Managing    Portfolio Manager
   Director
 Marna C. Whittington, Managing  Chief Operating Officer, Morgan Stanley Dean
   Director                      Witter Institutional Investment Management
 Richard B. Worley, Managing     President, Morgan Stanley Dean Witter
   Director                      Investment Management; Portfolio Manager

  The following information is provided for any officer or director of the Fund who is an officer, employee, director, general partner or shareholder of MSDW.

NAME                  POSITION WITH THE FUND       POSITION WITH MSDW
----                  ----------------------       ------------------
Thomas L. Bennett     Chairman of the Board        Managing Director
Lorraine Truten       President                    Principal
James A. Gallo        Vice President and Treasurer Vice President
Richard J. Shoch      Secretary                    Vice President
Christopher F. Brown  Assistant Secretary          Vice President
Marion S. Mitchell    Assistant Secretary          Vice President
Roman B. Osidach      Assistant Treasurer          Fund Accounting Manager

  Miller Anderson & Sherrerd, LLP serves as the investment adviser or sub-adviser to certain other registered investment companies with investment objectives similar to that of the Portfolio. Although their investment objectives are similar to the Portfolio's, the Adviser follows different policies and strategies for each. The approximate net assets of each such fund (or portfolio) and the annual advisory fee payable by each are as follows:

                     NET ASSETS
                       ($000)                                      TOTAL NET
                       AS OF                                        EXPENSE
        FUND          03/31/99             ANNUAL FEE               RATIO(1)
        ----         ----------            ----------             ------------
 Morgan Stanley Dean   42,172   .500% on the first $500 million       0.80%
  Witter Universal              of assets
  Funds High Yield              .450% on assets from $500
  Portfolio                     million to $1 billion .400% on
  (adviser)                     assets in excess of $1 billion
 Morgan Stanley High  121,537   sub-advisory fee of .700%             2.23%
  Yield Portfolio,              aggregate advisory fee of .700%
  Inc. (sub-adviser)
 Morgan Stanley Dean  186,336   sub-advisory fee of .350%            0.92%
  Witter                        aggregate advisory fee of .375%     (Class B)
  Institutional
  Funds High Yield
  Portfolio (sub-
  adviser)
 Van Kampen High       40,609   sub-advisory fee of .375%            2.00%
  Yield & Total                 aggregate advisory fee of .750%   (Class B and
  Return Portfolio                                                  Class C)
  (sub-adviser)
 Van Kampen           213,410   sub-advisory fee of .425%            2.20%
  Worldwide High                aggregate advisory fee of .750%   (Class B and
  Income Portfolio                                                  Class C)
  (sub-adviser)
 Venture Vision MIT   199,000   sub-advisory fees of                  0.84%
  High Yield                    .350% on the first $50 million
  Portfolio (sub-               .300% on the next $150 million
  adviser)                      .250% on the next $300 million
                                .200% in excess of $500 million
                                aggregate advisory fee of .775%
 GE Funds High Yield   21,534   sub-advisory fee of .375%            1.70%
  Portfolio (sub-               aggregate advisory fee of .600%     (Class B)
  adviser)

----------
(1) The advisor is voluntarily waiving a portion of its fee and/or reimbursing certain expenses for Morgan Stanley Dean Witter Universal Funds High Yield Portfolio, Van Kampen High Yield and Total Return Portfolio and GE Funds High Yield Portfolio. The total gross expense ratios for these portfolios are 1.15%, 2.64% and 1.87% respectively.

REQUIRED VOTE

  Approval of the amendment to the investment advisory agreement requires the affirmative vote of a majority of the outstanding shares of the Portfolio. For purposes of this proposal, "majority of the outstanding shares" means the vote of (i) 67% or more of the Portfolio's outstanding shares present at the Meeting, if the holders of more than 50% of the outstanding shares of the Portfolio are present or represented by proxy, or (ii) more than 50% of the Portfolio's outstanding shares, whichever is less. All shareholders of each class of shares of the Portfolio will vote together.

THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT ON BEHALF OF THE FUND.

                            ADDITIONAL INFORMATION

CURRENT TRUSTEES AND OFFICERS OF THE FUND

  As of June 18, 1999, the Trustees and officers of the Fund as a group beneficially owned less than 1% of the Shares of the Portfolio.

BENEFICIAL OWNERS

  To the knowledge of Fund's management, as of June 18, 1999, the following were beneficial owners of 5% or more of the outstanding Shares of the
Portfolio:

                               AMOUNT OF   PERCENTAGE OF
                              BENEFICIAL    PORTFOLIO'S
NAME AND ADDRESS               OWNERSHIP      SHARES
----------------             ------------- -------------
Charles Schwab & Co., Inc.   8,172,096.389     7.49%
101 Montgomery Street
San Francisco, CA 94104
KPMG Peat Marwick            6,008,518.179     5.50%
Three Chestnut Ridge Road
Montvale, NJ 07645
Donaldson Lufkin & Jenrette  5,899,048.941     5.40%
P.O. Box 2052
Jersey City, NJ 07303
Barron Hilton Charitable     5,684,196.384     5.21%
Remainder Trust
9336 Pacific Center Drive
Beverly Hills, CA 90210

EXPENSES

  The Portfolio will bear the expense of preparing, printing and mailing the enclosed form of proxy, the accompanying Notice and this Proxy Statement. In order to obtain the necessary quorum at the Special Meeting, additional solicitation, as permitted by Pennsylvania law, may be made by mail, telephone, telegraph, facsimile or personal interview by representatives of the Fund or MAS. ADP Investor Communications Services ("ADP"), a solicitation firm located in Edgewood, New Jersey has been engaged to assist in proxy solicitation at an estimated cost of $17,500. Certain parties who own Shares of record on behalf of beneficial owners also may solicit proxies, directly or through a solicitation firm, and incur costs which will be reimbursed by the Portfolio.

TRANSACTIONS/AGREEMENTS WITH AFFILIATES

 Administration

  Pursuant to an administration agreement between MAS and the Fund, MAS provides administrative services to the Portfolio. For its services under the administration agreement with the Fund, MAS receives an annual fee, accrued daily and payable monthly, of 0.08% of the Fund's average daily net assets, and is responsible for all fees payable under any sub-administration agreements. For the fiscal year ended September 30, 1998, the Fund paid administration fees to MAS of approximately $504,000 for the Portfolio. MAS will continue to serve as Administrator regardless of whether the Amended Advisory Agreement is approved.

 Distribution

  MAS Fund Distribution, Inc. ("MASDI"), a wholly-owned subsidiary of MAS located at One Tower Bridge, West Conshohocken, PA 19428, serves as the Portfolio's Distributor. MASDI receives no compensation for the distribution services provided to the Institutional Class Shares of the Portfolio. MASDI receives shareholder servicing fees of 0.15% for the shareholder services provided to the Investment Class Shares of the Portfolio. MASDI receives 12b-1 fees of 0.25% for the distribution and shareholder services provided to the Adviser Class Shares of the Portfolio. MASDI will continue to serve as Distributor regardless of whether the Amended Advisory Agreement is approved.

GENERAL

  The Fund knows of no business other than the proposal that will be presented for consideration at the Special Meeting. Management of the Fund does not intend to present and does not have reason to believe that others will present any other items of business at the Special Meeting. If any other matters are properly presented, it is the intention of the persons named on the enclosed proxy to vote proxies in accordance with their best judgment. If sufficient votes to approve the proposal are not received at the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies, whether or not a quorum is present, provided they determine that such an adjournment and additional solicitation is reasonable and in the interest of Shareholders based on a consideration of all relevant factors, including the percentage of affirmative votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation. The meeting may be held as adjourned within a reasonable period of time after the date set for the original Special Meeting without further notice.

  As a Pennsylvania business trust, the Fund is not required to hold annual Shareholder meetings. Shareholders who wish to present a proposal for action at the next meeting should submit the proposal to the Secretary of the Fund, Richard J. Shoch, c/o MAS, One Tower Bridge, West Conshohocken, Pennsylvania 19428 to be considered for inclusion in the Fund's proxy statement for a subsequent meeting.

  Failure of a quorum to be present at the Special Meeting may necessitate adjournment and may necessitate additional proxy solicitations.

  IF YOU CANNOT BE PRESENT IN PERSON, YOU ARE REQUESTED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                     [SIGNATURE APPEARS HERE]
                                                Richard J. Shoch
                                                    Secretary

July 1, 1999

                                   EXHIBIT A

                           Amended Advisory Agreement

                         INVESTMENT ADVISORY AGREEMENT

  AGREEMENT made this 31st day of May, 1997, by and between MAS Funds (the "Fund"), a business trust organized under the laws of the Commonwealth of Pennsylvania, and Miller Anderson & Sherrerd, LLP (or any successor-in-interest (by merger or otherwise) thereto or transferee thereof that does not involve an "assignment" within the meaning of the Investment Company Act of 1940 and that is a limited liability partnership or other entity wholly owned, directly or indirectly, by Morgan Stanley Asset Management Holdings, Inc. and/or its affiliates; Miller Anderson & Sherrerd, LLP or such successor-in-interest or transferee being referred to herein as the "Adviser").

  1. DUTIES OF ADVISER. The Fund hereby appoints the Adviser to act as investment adviser to each of the Portfolios listed on Schedule A hereto (the "Portfolios"), for the period and on such terms set forth in this Agreement. The Fund employs the Adviser to manage the investment and reinvestment of the assets of the Portfolios, to continuously review, supervise and administer the investment program of each of the Portfolios, to determine in its discretion the securities to be purchased or sold and the portion of each such Portfolio's assets to be held uninvested, to provide the Fund with records concerning the Adviser's activities which the Fund is required to maintain, and to render regular reports to the Fund's officers and Board of Trustees concerning the Adviser's discharge of the foregoing responsibilities. The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Fund, and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus and applicable laws and regulations. The Adviser accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

  2. PORTFOLIO TRANSACTIONS. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of securities for each of the Portfolios and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to policies established by the Board of Trustees of the Fund, the Adviser may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. The Adviser will promptly communicate to the officers and Trustees of the Fund such information relating to portfolio transactions as they may reasonably request.

  3. COMPENSATION OF THE ADVISER. For the services to be rendered by the Adviser as provided in Section 1 of this Agreement, the Fund shall pay to the Adviser at the end of each of the Fund's fiscal quarters, an advisory fee calculated by applying a quarterly rate, based on the annual percentage rates set forth opposite each Portfolio's name on Schedule A hereto, to each Portfolio's average daily net assets for the quarter.

  In the event of termination of this Agreement, the fee provided under this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.

  4. OTHER SERVICES. At the request of the Fund, the Adviser, in its discretion may make available to the Fund office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Adviser and billed to the Fund at the Adviser's cost.

  5. REPORTS. The Fund and the Adviser agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

  6. STATUS OF ADVISER. The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Fund are not impaired thereby.

  7. LIABILITY OF ADVISER. In the absence of (i) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties hereunder, (ii) reckless disregard by the Adviser of its obligations and duties hereunder, or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act, the Adviser shall not be subject to any liability whatsoever to the Fund, or to any shareholder of the Fund, for any error or judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of any Portfolio of the Fund.

  8. PERMISSIBLE INTERESTS. Subject to and in accordance with the Declaration of Trust of the Fund and the Partnership Agreement (or other governing or organizational documents) of the Adviser, Trustees, agents and shareholders of the Fund are or may be interested in the Adviser (or any successor thereof) as officers or partners, or otherwise; officers, agents and partners of the Adviser are or may be interested in the Fund as Trustees, officers, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Fund as a shareholder or otherwise. The effect of any such interrelationships shall be governed by said Declaration of Trust or Partnership Agreement (or other governing or organizational documents) and provisions of the Investment Company Act.

  9. DECLARATION OF TRUST. The Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in Article VIII of the Declaration of Trust of the Fund and agrees that the obligations assumed by the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and the Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund. Nor shall the Adviser seek satisfaction of any such obligations from the Trustees or any individual Trustee.

  10. DURATION AND TERMINATION. This Agreement, unless sooner terminated as provided herein, shall continue until May 31, 1999 and thereafter for additional periods of one year from the anniversary thereof, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of each Portfolio of the Fund; provided, however, that if the holders of any Portfolio fail to approve the Agreement as provided herein, the Adviser may continue to serve in such capacity in the manner and to the extent permitted by the Investment Company Act and Rules thereunder. This Agreement may be terminated by any Portfolio of the Fund at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time, without the payment of any penalty, upon 90 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at any office of such party.

  As used in this Section 10, the terms "assignment," "interested persons," and "a vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the Investment Company Act.

  11. AMENDMENT OF AGREEMENT. This Agreement may be amended by mutual consent, but the consent of the Fund must be approved (a) by a vote of a majority of those members of the Board of Trustees of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding voting securities of each Portfolio of the Fund.

  12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this 31st day of May, 1997.

MILLER ANDERSON & SHERRERD, LLP                MAS FUNDS


By /s/ James Schmid                            By /s/ Lorraine Truten
  __________________________                        ___________________________
Name: James Schmid                             Name: Lorraine Truten
Title: Principal--Morgan Stanley               Title: Vice President

                                   SCHEDULE A
                      TO THE INVESTMENT ADVISORY AGREEMENT
                  DATED MAY 31, 1997, AS AMENDED MAY 27, 1999

PORTFOLIO                                                                  RATE
---------                                                                 ------
Advisory Foreign Fixed Income............................................  .375%
Advisory Mortgage........................................................  .375%
Balanced.................................................................  .450%
Balanced Plus............................................................  .550%
Cash Reserves............................................................  .250%
Domestic Fixed Income....................................................  .375%
Equity...................................................................  .500%
Fixed Income.............................................................  .375%
Fixed Income II..........................................................  .375%
Global Fixed Income......................................................  .375%
Growth...................................................................  .500%
High Yield...............................................................  .375%
Intermediate Duration....................................................  .375%
International Fixed Income...............................................  .375%
Limited Duration.........................................................  .300%
Mid Cap Growth...........................................................  .500%
Mid Cap Value............................................................  .750%
Multi-Asset-Class........................................................  .650%
Multi-Market Fixed Income................................................  .450%
Municipal................................................................  .375%
NY Municipal.............................................................  .375%
Small Cap Growth......................................................... 1.000%
Small Cap Value..........................................................  .750%
Special Purpose Fixed Income.............................................  .375%
Targeted Duration........................................................  .375%
Value....................................................................  .500%
Value II.................................................................  .500%

                                   MAS FUNDS
                             HIGH YIELD PORTFOLIO
         PROXY FOR SPECIAL MEETING OF SHAREHOLDERS, SEPTEMBER 16, 1999

  The undersigned Shareholder(s) of the High Yield Portfolio (the "Portfolio") of MAS Funds (the "Fund"), revoking previous proxies, hereby appoint(s) Lorraine Truten, James A. Gallo and Richard J. Shoch, and each of them (each with full power of substitution), as the proxy or proxies of the undersigned to attend the Special Meeting of Shareholders of the Fund to be held on September 16, 1999, and any adjournment thereof (the "Meeting"), and to vote all of the shares of the Fund that the signer would be entitled to vote if personally present at the Meeting on the proposal set forth below and, in accordance with their own discretion, on any other matters properly brought before the Meeting.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND WHICH RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

  1. To approve an amendment to the investment advisory agreement between the Fund and Miller Anderson & Sherrerd, LLP with respect to the High Yield Portfolio which would increase the investment advisory fee payable to Miller Anderson & Sherrerd, LLP.

                       [_] FOR  [_] AGAINST  [_] ABSTAIN

  The undersigned acknowledges receipt with this proxy of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement of the Board of Trustees.

  This proxy will, when properly executed, be voted as directed herein by the signing shareholder. IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED for THE PROPOSAL DESCRIBED ABOVE AND WILL BE VOTED IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

  Your signature on this proxy should be exactly as your name or names appear on this proxy. If the shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, Trustee or guardian, please print your full title below your signature.

Dated: ________________________, 1999     _____________________________________
                                          Signature

                                          _____________________________________
                                          Signature

  Please date, sign and return promptly whether or not you expect to attend the Meeting. You may nevertheless vote in person if you attend the Meeting.

TWO NEW LOW-COST WAYS TO VOTE YOUR PROXY:

TO VOTE BY INTERNET:

  1. Read the Proxy Statement and have your Proxy Card at hand.

  2.  Go to website: www.proxyvote.com

  3. Enter the 12-digit Control Number found on your Proxy Card.

  4. Follow the simple instructions at the website.

TO VOTE BY TELEPHONE (TOUCH-TONE ONLY):

  1. Read the Proxy Statement and have your Proxy Card at hand.

  2. Call toll-free: 1-800-690-6903.

  3. Enter the 12-digit Control Number found on your Proxy Car.

  4. Follow the simple recorded instructions.